UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2012

ETFS PALLADIUM TRUST

(Exact name of registrant as specified in its charter)

New York	001-34589	26-4733157

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Wall Street, 11th Fl, New York, New York	10005

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 918-4954

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Officer

On September 12, 2012, the Manager of ETF Securities USA LLC, sponsor of the ETFS Palladium Trust (the “Sponsor”), appointed Christopher Foulds as Vice President, Chief Financial Officer, Treasurer and Secretary of the Sponsor, effective immediately and until such time as he resigns, his successor is appointed by the Manager or he otherwise is disqualified from serving as an officer of the Sponsor. In his capacity as Chief Financial Officer and Treasurer of the Sponsor, Mr. Foulds will be the Sponsor’s principal financial officer and principal accounting officer.

Mr. Foulds, 31, is the Financial Reporting and Compliance Officer of ETF Securities Limited, the parent company of the Sponsor. Mr. Foulds is a Chartered Accountant and member of the ICAEW, having previously worked for and trained with Deloitte, Jersey. He has over ten years of finance experience and previously held a senior management position with Active Services (Jersey) Limited, providing start-up management and support services to the funds sector. He holds a BSc in Mathematics with Financial Management from the University of Portsmouth, England.

Mr. Foulds replaces Thomas Quigley, who tendered a written resignation from his offices of Vice President, Chief Financial Officer, Treasurer and Secretary of the Sponsor on September 12, 2012.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is filed with this report:

99.1 Letter of resignation of Thomas Quigley as Vice President, Chief Financial Officer, Treasurer and Secretary

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETFS PALLADIUM TRUST
(Registrant)*

		By:	ETF Securities USA LLC

Date:	September 12, 2012	By:	/s/ Graham Tuckwell

		Name:	Graham Tuckwell
		Title:	Chief Executive Officer and President

* As the Registrant is a trust, this report is being filed on behalf of the Registrant by ETF Securities USA LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of ETF Securities USA LLC.